AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         FISCHER-WATT GOLD COMPANY, INC.


                                    ARTICLE I
                                     Offices

     Section 1. Registered Office. The registered office of Fischer-Watt Gold Company, Inc. (hereinafter referred to as the "Corporation"), shall be maintained at such locations within the State of Nevada as the officers of the Corporation from time to time shall designate. The Corporation shall maintain in and in charge of such registered office an agent upon whom process against the Corporation may be served.

     Section 2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders

     Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting. If the election for directors shall not be held on the day designated therefor or at any adjournment thereof, the directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting, the shareholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

     Section 2. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and shall be called by the President or Secretary upon the direction of the Board of Directors.

     Section 3. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal place of business of the Corporation or at such other place, within or without the State of Nevada, as shall be designated by the Board of Directors and stated in the notice of the meeting.

     Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, shall be given, not less than ten (10) days nor more than sixty (60) days before the day on which the meeting is to be held, to each shareholder of record

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entitled  to vote at such  meeting by  delivering  a written  or printed  notice thereof to him personally or by mailing such notice in a postage prepaid envelope addressed to him at his post office address as it appears upon the records of the Corporation. Except where expressly required by law, no publica tion of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall in person or by proxy waive notice, in writing, of any meeting, whether
before  or  after  such  meeting.   Notice  of  any  adjourned  meeting  of  the
shareholders shall not be required to be given, except where expressly required by law.

     Section 5. Quorum. At each meeting of the shareholders, the presence in person or by proxy of shareholders holding of record a majority of the outstanding shares entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board, or, in his absence, the Vice Chairman of the Board, or, in the absence of the Chairman and Vice Chairman of the Board, the President or, in his absence, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary or an Assistant Secretary, the chairman may appoint any person to act as secretary of the meeting.

     Section 7. Business and Order of Business. At each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise required by law or expressly provided herein. The order of business at all meetings of the shareholders shall be as determined by the chairman.

     Section 8. Voting. At each meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his name on the books of the Corporation at the close of business on the date fixed as a record date for the determination of the shareholders entitled to vote. Any shareholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy shall be valid after six (6) months from the date of its creation, unless it is coupled with an interest or unless the shareholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy.

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     At each  meeting  of the  shareholders,  all  matters  other than those the manner of deciding of which is expressly regulated by statute, the Articles of Incorporation, or these Bylaws, shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

     The Board of Directors, in advance of any meeting of the shareholders, or the chairman of the meeting, at such meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof.

     Section 9. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders under any provisions of the Nevada Revised Statutes, the Articles of Incorporation, or these Bylaws may be taken without a meeting if a majority of the shareholders entitled to vote thereon consent in writing to such action being taken, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required. Whenever corporate action is so taken, the consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of the shareholders of the Corporation.

                                   ARTICLE III
                               Board of Directors

     Section 1. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

     Section 2. Number; Qualifications, and Term of Office. Except as otherwise provided by the Articles of Incorporation of the Corporation, the number of directors shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than three (3) directors nor more than seven (7) directors constituting the Board of Directors. The directors shall be elected annually at the annual meeting of the shareholders. Each director shall hold office until his successor shall have been elected, until his death, until he shall have resigned in the manner set forth in Section 12 of this Article III, or until he shall have been removed in the manner set forth in
Section 13 of this Article III, whichever shall first occur. Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of his predecessor on the Board of Directors. Each director, at the time of his election, shall be a natural person at least eighteen (18) years of age, and need not be a shareholder of the Corporation.

     Section 3. Election of Directors. At each meeting of the shareholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon.

     Section 4. Annual Meetings. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors from time to time may fix and, if so held, no notice of such meeting need be given.

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     Section 5.  Regular  Meetings.  Regular  meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings need not be given.

     Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Vice Chairman of the Board, President or any two (2) directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by facsimile, telegraph, cable, telex, or the equivalent, or be delivered personally or by telephone, not later than the day preceding the day on which the meeting is to be held. Neither the business to be transacted nor the purpose of the meeting need be specified in the notice. Notice of any meeting of the Board of Directors need not be given, however, if waived in writing either before or after such meeting.

     Section 7. Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of Nevada as the Board of Directors from time to time may designate.

     Section 8. Quorum and Manner of Acting. A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present shall be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting shall be given in the same manner as notice of special meetings is required to be given as set forth in these Bylaws. The directors shall act only as a board and the individual directors shall have no power as such.

     Section 9. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent (hereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State.

     Section 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his absence, the Vice Chairman of the Board, or in the absence of the Chairman and Vice Chairman of the board, the President or, in


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his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

     Section 11. Order of Business. At all meetings of the Board of Directors, business may be transacted in such order as the Board of Directors may determine.

     Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. Removal of Directors. Any directors may be removed at any time, either with or without cause, by a vote of two-thirds of the voting power of the stock of the Corporation at any regular or special meeting of the shareholders and the vacancy in the Board of Directors caused thereby may be filled by the shareholders at the same meeting.

     Section 14. Vacancies. Any vacancy in the Board of Directors, whether caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by the act of a majority of the remaining directors.

     Section 15. Compensation. Unless otherwise established by resolution of the Board of Directors, the directors shall receive no compensation for their services as directors.

     Section 16. Committees of Board of Directors. The Board of Directors may designate one or more committees which, to the extent provided in the resolution or resolutions establishing such committees, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. The committee or committees must have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee must include at least one director and may include natural persons who are not directors.

                                   ARTICLE IV
                                    Officers

     Section 1. Number. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, and, in the discretion of the Board of Directors, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as may be deemed necessary.

     Section 2. Election, Qualifications and Terms of Office. The officers shall be elected annually by the Board of Directors. Each officer must be a natural

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person and shall hold office  until his  successor  shall have been  chosen,  or until his earlier death, resignation, or removal in the manner provided in these Bylaws. Any person may hold more than one office.

     Section 3. Resignations and Removals. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt of the notice thereof by the Board of Directors or any such officer. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 5. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

     Section 6. The Vice Chairman of the Board. The Vice Chairman of the Board shall preside, in the absence of the Chairman of the Board, at all meetings of the shareholders and directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the board of directors.

     Section 7. The President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman and Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and directors. Subject to the direction of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in these instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors.


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     Section  6.  The  Secretary.   The  Secretary  shall  (a)  record  all  the
proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) sign (unless the Treasurer shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President. At the request of the Board of Directors or the President, an Assistant Secretary may exercise any and all powers and perform any and all duties of the Secretary.

     Section 9. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall (a) have charge of and supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 3 of Article V of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Nevada) as shall be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President. At the request of the Board of Directors or the President, an Assistant Treasurer may exercise any and all powers and perform any and all duties of the Treasurer.

     Section 10. The Vice Presidents. At the request of the Board of Directors or the President, a Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. A Vice President may also sign, with any other

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officer thereunto duly authorized,  share  certificates of the Corporation,  the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 11. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 12. Surety Bonds. In the event the Board of Directors shall so require, any officer or agent of the Corporation shall execute a bond to the Corporation, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties.

                                    ARTICLE V
                         Contracts and Financial Matters

     Section 1. Execution of Contracts. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authorization may be general or confined to specific instances.

     Section 2. Checks and Drafts. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall be thereunto so authorized from time to time by resolution of the Board of Directors.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     Section 4. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as it may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


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     Section 5. Loans. No loans or advances shall be contracted on behalf of the
Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may effect loans and advances for the Corporation and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans. advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver the same and do every act and thing necessary or proper in connection therewith.

     Section 6. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VI
                          Indemnification and Insurance

     Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify each director and officer of the Corporation to the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended.

     Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him by reason of such person's being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of Section 1 of this Article VI.

                                   ARTICLE VII
                            Shares and Their Transfer

     Section 1. Share Certificates. Every holder of shares of the Corporation shall be entitled to have a certificate, signed by the President or a Vice President and either the Treasurer or the Secretary, certifying the number of shares owned by him in the Corporation. In case any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Corporation, the certificate shall be deemed to have been adopted by the Corporation unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation shall be in such form as shall be approved by the Board of Directors.

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     Section 2. Share Record  Books.  The share record books and the blank share certificate books shall be kept by the Secretary of the Corporation or by any officer or agent designated by the Board of Directors.

     Section 3. Transfers of Shares. Transfers of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation and on surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person, whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary of the Corporation, such fact shall be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these Bylaws, the Corporation shall not be required or permitted to make any transfer of shares of the Corporation which, if made, would violate the terms and provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation shall be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate shall be set forth or referred to upon the certificate.

     Section 4. Regulations. Subject to the provisions of this Article VII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

     Section 5. Fixing of Record Dates. The Board of Directors shall have the power to fix in advance a date, not more than sixty (60) days, preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividend or allotment of any right, or (c) the date when any change, conversion, or exchange of shares shall go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so fixed, only shareholders of record on such date shall be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

     Section 6. Transfer of Regulation S Securities. With respect to any and all equity securities offered and sold outside the United States pursuant to Rule 903(c)(3) of Regulation S under the Securities Act of 1933, as amended, the Corporation shall refuse to register any transfer of such securities not made in accordance with the provisions of Regulation S; provided, however, that if such securities are in bearer form or foreign law prevents the Corporation from refusing to register securities transfers, other reasonable procedures (such as

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a legend described in paragraph  (c)(3)(iii)(B)(3)  of Rule 903 of Regulation S)
shall be implemented to prevent any transfer of such securities not made in accordance with the provisions of Regulation S.

                                  ARTICLE VIII
                                  Distributions

     The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its shareholders in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles of Incorporation, subject to any contractual restrictions to which the Corporation is then subject.

                                   ARTICLE IX
                                Corporation Seal

     The Corporation may have a corporate seal which shall be in such form as shall be approved from time to time by the Board of Directors.

                                    ARTICLE X
                                   Fiscal Year

     The fiscal year of the Corporation shall end on January 31 of each year unless otherwise fixed by resolution of the Board of Directors.

                                   ARTICLE XI
                                   Accountants

     The Board of Directors of the Corporation from time to time shall designate the independent accountants of the Corporation.

                                   ARTICLE XII
                                   Amendments

     All Bylaws of the Corporation shall be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with any provision of the Articles of Incorporation of the Corporation or any provision of law may be made, by the shareholders or by the Board of Directors, except as otherwise expressly required by statute.

                                  ARTICLE XIII
                                Force and Effect

     These Bylaws are subject to the provisions of the Nevada Revised Statutes and the Articles of Incorporation of the Corporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either such Laws or the Articles of Incorporation, the provision of such Laws or the Articles of Incorporation, as the case may be, shall govern to the extent of such inconsistency.

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


                                   CERTIFICATE

     I do hereby certify that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of Fischer-Watt Gold Company, Inc., a Nevada corporation, as of December 3, 1996.

                                             /s/ Gerald D. Helgeson
                                            ---------------------------------
(SEAL)                                      Gerald D. Helgeson, Secretary


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